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                                                                  EXHIBIT 10.34


                                 LOAN AGREEMENT


      THIS LOAN AGREEMENT (the "Agreement") is entered into as of the 30th day of April, 1996, by and among: (i) 125 WATER STREET, LLC, a Massachusetts limited liability company (the "Borrower"), with a principal place of business at 63 Main Street, Gloucester, Massachusetts 01930; (ii) GREGORY P. SHLOPAK, individually, with a primary residence at 1 Cambourne Way, Rockport, Massachusetts 01966 ("Mr. Shlopak"); (iii) PATRICK D. BRADY, individually, with a primary residence at 71 Eastern Point Boulevard East, Gloucester, Massachusetts 01930 ("Mr. Brady," and together with Mr. Shlopak, the "Guarantors," and each a "Guarantor"); and (iv) CYRK, INC., a Delaware corporation (the "Lender"), with a place of business at 3 Pond Road, Gloucester, Massachusetts 01930. (The Borrower and the Guarantors are sometimes collectively referred to herein as the "Obligors"). Capitalized terms used herein but not defined shall have the meanings specified in the Mortgage (defined below).

                                   WITNESSETH:

                                    RECITALS:

      A. The Borrower has executed and delivered to the Lender simultaneously herewith a certain Promissory Note dated April 30, 1996 payable to the order of the Lender in the original principal amount of $3,500,000 (as amended in writing from time to time, the "Note"). The maturity date of the Note is April 30, 1997. The indebtedness evidenced by the Note and related loan and security documents is referred to herein as the "Loan."

      B. Repayment of the Note is secured by, among other things, a first priority Mortgage and Security Agreement (the "Mortgage"), related first priority Assignment of Leases and Rents (the "Assignment") and UCC-1 Financing Statements (the "Financing Statements"), each of even date herewith granted by the Borrower to the Lender, delivered simultaneously herewith, relating to the premises, improvements and related appurtenances known as 125 Water Street, Danvers, Essex County, Massachusetts (as more fully described in the Mortgage, the "Property").

      C. Repayment of the Loan is fully guaranteed by separate unlimited Guaranties of each of the Guarantors, dated as of the date hereof and delivered simultaneously herewith, all as more fully described below (the "Guaranties"). The Guarantors' obligations under the Guaranties are secured by a certain Pledge and Assignment Agreement of the Guarantors to the Lender of even date herewith relating to the Guarantors' interests in the Borrower (the "Pledge Agreement").
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      (The Note, Mortgage, Assignment, Financing Statements, Guaranties, the
Pledge Agreement, this Agreement and the other Closing Documents (defined below), each as amended in writing from time to time, are collectively referred to herein as the "Loan Documents").

      FOR GOOD AND VALUABLE CONSIDERATION the receipt and sufficiency of which is hereby acknowledged, and in order to induce the Lender to make the Loan and enter into this transaction, the Obligors hereby agree with the Lender as follows:

      I.    AUTHORITY; PLACE OF BUSINESS; ETC.

            1.1 Authority. Each Obligor hereby warrants and represents to the Lender that:

                  (a) The execution, delivery and performance of this Agreement, the Loan Documents and all other documents, certificates, agreements and instruments delivered by such Obligor in connection herewith (all of the foregoing, collectively, the "Closing Documents") have been duly and validly authorized by all requisite action;

                  (b) All consents and approvals which are necessary for the authorization, binding effect, performance and enforceability of this Agreement and the other Closing Documents against the Obligors have been obtained and are in full force and effect;

                  (c) The execution, delivery and performance of this Agreement and the other Closing Documents by the Obligors did not and do not constitute and will not result in a violation of or a conflict with, any law, regulation, court order or other commitment or restriction, contractual or otherwise, applicable to the Obligors, or to any assets of the Obligors; and

                  (d) This Agreement and the other Closing Documents constitute the valid, binding and enforceable obligations of the Obligors, enforceable against the Obligors in accordance with their respective terms.

            1.2   Principal Place of Business.
      The Borrower warrants and represents to the Lender that its principal place of business and chief executive office, and the location of its books and records, is as of the date hereof, and shall continue to be during the term of this Loan, 63 Main Street, Gloucester, Massachusetts 01930.


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    II.     GENERAL.

            2.1 Further Advances. The Loan proceeds shall be advanced in two phases. At the closing hereof, subject to the Obligors compliance with all applicable conditions and requirements, the Borrower has requested, and the Lender shall advance, the sum of $3,220,000 to consummate the acquisition of the Property for a purchase price of $3,200,000, and to satisfy related costs and expenses. Thereafter, provided no Event of Default (or any event which with the passage of time or the giving of notice would constitute an Event of Default) shall have occurred, the remaining balance of the Loan shall be advanced to satisfy additional costs and expenses related to the Property, reasonably approved by the Lender.

            2.2 Security Documents. Simultaneously with the execution and delivery of this Agreement, the Borrower has executed and delivered to the Lender certain security documents to further secure the Note, including without limitation, the Mortgage, Assignment and Financing Statements relating to the Property. The Obligors hereby covenant and agree that whether or not such instruments are recorded, the Mortgage, Assignment and Financing Statements are intended to, and shall, be a first priority lien on the Property, and immediately effective, fully binding and operative documents, absolutely delivered to the Lender, not in escrow. If Lender has not previously done so, Lender shall be entitled to record such security documents even after the occurrence of any Event of Default hereunder.

            2.3 Lease. The parties acknowledge that there is an existing lease (the "Existing Lease") dated April 17, 1986 relating to the Property (notice of which has been filed with the Essex South Registry District of the Land Court as Document No. 56693), the tenant's interest thereunder having been absolutely assigned to the Lender pursuant to an Assignment of Lessee's Interest in Lease dated June [ ], 1995 (the "Lease Assignment"). When such Existing Lease expires, or is terminated, or Hasbro, Inc. fails to perform its obligations under the Lease Assignment, and in the Lender's opinion such failure will not be duly rectified (the earlier of which shall be defined herein as the "Lease Termination Date"), the Obligors hereby agree to use their best efforts to obtain a written termination of the Existing Lease from Hasbro, Inc., and to enter into a new lease, effective immediately between Borrower, as landlord, and Lender, as tenant, for a rental not to exceed $3.60 per square foot, on a triple net basis, and containing a right of offset in favor of Lender for any unpaid amounts under the Loan, otherwise in accordance with the terms and conditions specified in that certain "Letter of Intent" dated as of April 30, 1996 between Borrower and Lender.

            2.4 Refinancing. The Obligors covenant and agree to promptly and diligently seek permanent financing (the "Permanent

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Financing") to repay the Loan in full when due, and shall provide to Lender copies of their applications, term sheets, commitment letters and related materials. The Obligors acknowledge that the Lender has made no commitment to extend or renew the Loan or any agreement to release collateral prior to full repayment of the Loan.

   III. COVENANTS. Without derogating from or limiting any covenant or other term or provision in the Mortgage or any other
Loan Document, the Obligors hereby agree as follows, for so long as the Loan remains outstanding:

            3.1   Property.

                  (a) The Obligors shall not, directly or indirectly, permit or suffer to be created or to remain, and shall discharge or promptly cause to be discharged, any mortgage, lien, attachment, lis pendens or other encumbrance charge or restriction on, or pledge or lease of, the Property or any part thereof or interest therein, other than the Loan Documents;

                  (b) The Obligors shall not, directly or indirectly, convey, sell, assign, transfer, lease, or dispose of, whether voluntarily or involuntarily, all or any part of the Property or any legal or beneficial interest in the Property;

                  (c) The Obligors shall not, directly or indirectly, convey, sell, assign, transfer, lease or dispose of, whether voluntarily or involuntarily, including the grant of any security interest in, any ownership interest in the Borrower, or in any beneficiary or member in the Borrower, or in any other entity which holds any legal or beneficial interest in the Property;

                  (d) The Obligors shall not enter into any lease of the Property (except with Lender) or engage in any construction or alteration of the Property without the prior written consent of Lender. Without limiting the foregoing, the Obligors shall not take any action in connection with the Property which would materially adversely affect the value, saleability or financeability of the Property;

                  (e) The Obligors shall comply with all notification and other requirements under M.G.L. Ch. 21E and related regulations and laws applicable to the Property, and shall provide, simultaneously therewith, copies of all notices and correspondence to the Lender;

                  (f) The Obligors shall diligently pursue to completion the remedy of a certain title defect relating to the absence of a M.G.L. Chapter 91 License, subject to the terms of a certain escrow agreement between Borrower and Bank of Nova

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Scotia, and shall provide simultaneously therewith copies of any correspondence in connection therewith to the Lender.

    IV. Put and Call. In consideration of the Loan, the Obligors further agree with the Lender as follows:

            4.1 Put. Provided no Event of Default (or occurrence which with the passage of time or the giving of notice shall constitute an Event of Default) has occurred, the Borrower shall have the right, but only after the Lease Termination Date and prior to the earlier of: (a) the maturity of the Loan or
(b) any binding commitment for permanent financing of the Property, to elect to convey to the Lender (or, at Lender's election, Lender's nominee), the Property, in each case free and clear of any and all encumbrances (other than those of record on the date hereof and any notice of environmental matters relating to any environmental condition existing on the date hereof) (the "Put Rights"), in full satisfaction of the Obligors' liability under the Loan and the instruments evidencing and/or securing the Loan. Such conveyance shall be consummated no later than 10 days from Borrower's written notice to Lender of such election, and pursuant to documents and affidavits in form and content satisfactory to Lender, including, without limitation, a title examination and lien search confirming the absence of encumbrances. The Put Rights shall not be assignable.

            4.2 Call. At any time prior to the earlier of (a) the maturity of the Loan, or (b) the "Financing Election Date" defined below after which the Borrower actually consummates the refinancing transaction pursuant to the applicable commitment letter and repays the Loan in full, the Lender shall have the right to elect to receive a conveyance to the Lender (or, at Lender's election, Lender's nominee) of the Property, and the Borrower shall so convey the Property free and clear of any and all encumbrances (other than those of record on the date hereof and any notice of environmental matters relating to any environmental condition existing on the date hereof) (the "Call Rights") in full satisfaction of the Obligors' liability under the Loan and the instruments evidencing and/or securing the Loan. The Borrower shall make such conveyance of the Property no later than 10 days from the Lender's written notice to Borrower of such election, pursuant to documents and affidavits in form and content satisfactory to Lender, including, without limitation, a title examination and lien search confirming the absence of encumbrances. If Lender elects to exercise its Call Rights, but the Obligors cannot duly convey the Property to the Lender (or Lender's nominee) free and clear of any and all encumbrances in accordance with the above provisions, the Obligors shall be obligated to use their diligent efforts to remove and/or remedy any noncompliance with the above requirements. If Obligors are unsuccessful, the Lender shall have the right, at its sole

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election, to require conveyance of the Property, and the Borrower shall so convey the Property despite the Obligors' failure to conform with the requirements herein. In such event, the Lender shall be entitled to receive conveyance of the Property, but the Obligors' credit against the Loan balance shall be reduced by the amount of such non-complying encumbrances on the Property, and the Obligors shall continue to have liability for such remaining Loan balance. (For example, if the Lender exercises its Call Rights hereunder, but the Property has been encumbered by an attachment against the Borrower in the amount of $10,000, the Lender, at its option, shall be entitled nevertheless to a conveyance of the Property, and shall release the Obligors from liability under the Loan to the extent of the then outstanding Loan amount less $10,000, and the Obligors shall remain liable for such balance.) If the amount of any such non-complying encumbrance is not quantifiable by its express terms, then each of the Lender and the Borrower shall obtain an appraisal of property by an appraiser who is a member of the American Institute of Real Estate Appraisers each of which shall specify the diminution in value to the Property which results from such encumbrance. If the appraisers' determinations differ by more than ten percent (10%), then both appraisers shall promptly select a third appraiser (who shall also be a member of the American Institute of Real Estate Appraiser's) to also determine the diminution in value which results from such encumbrance. A written determination of the diminution in value which results from such encumbrance signed by any two of the three appraisers shall be final and binding upon the parties. If the appraisals of the first two appraisers differ by ten percent (10%) or less, then the average of their appraisals shall be the final determination binding on the parties.

      4.3 Financing Election Date. The Obligors hereby covenant and agree that promptly upon their receipt of each bona fide, binding commitment for permanent financing of the Property, the Obligors shall provide a copy thereof to the Lender. The Lender shall have at least ten (10) business days from Lender's receipt of such notice in which to elect to exercise Lender's Call Rights (the last day of any such ten day period, each hereinafter, a "Financing Election Date"). In such event, the Obligors hereby agree to assist the Lender in obtaining an assignment of each such financing commitment from the applicable lender. If Lender elects not to exercise its Call Rights, the Borrower shall be free to consummate the refinancing transaction upon the terms in such commitment. If the Borrower fails to do so, or substantially modifies the commitment, the Lender's rights hereunder shall continue (i.e., Lender shall be entitled to have ten business days from the date of such modification or subsequent commitments to exercise its Call Rights as herein provided) until the Borrower actually consummates a refinancing transaction for the Property and repays the Loan in full.

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      4.4   Transfer Costs. All transfer costs, including without limitation, legal fees, deed stamps, recording fees, title examination fees, and UCC search fees shall be paid by the party exercising the Put Rights or Call Rights, as the case may be.

      V.    DEFAULT; REMEDIES; ETC.

            5.1 Events of Default. The occurrence of any one or more of the following shall constitute an "Event of Default" hereunder:

                 (a) The failure to fully and timely pay or perform any of the covenants and agreements made herein or in any of the other Closing Documents by any of the Obligors when due;

                 (b) The failure of any material representation or warranty made by or on behalf of any of the Obligors in this Agreement to be true, accurate and complete when made;

                 (c) The occurrence of any Event of Default under and as defined in, the Note, Mortgage, Assignment, Pledge Agreement, or any other Loan Document.

            5.2  Remedies.

                 (a) Upon the occurrence of any Event of Default, notwithstanding anything to the contrary herein or in any other Loan Document, at the option of the Lender, all obligations of the Obligors under the Loan Documents shall be accelerated and immediately due and payable, without further notice or demand, and the Lender shall be entitled to exercise all rights and remedies under the Loan Documents and/or under applicable law.

                 (b) No remedy conferred in this Agreement or in any of the other Loan Documents upon the Lender is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, thereunder or under any of the other Loan Documents or now or hereafter existing at law or in equity, by statute or otherwise.

    VI. No Further Assurances. The Obligors hereby acknowledge and agree that the Lender shall have no obligation to the Obligors to extend, rewrite or otherwise restructure the Note or the other Loan Documents, or to amend this Agreement, and that in making any determination as to any issue in connection therewith, the Lender shall be justified in attempting to protect only its own interests as a creditor. The Obligors further acknowledge and agree that the relationship between the Lender and the Obligors is strictly that of a lender and a borrower and/or guarantor, and that no other business relationship, such as a partnership or joint venture, is created (or shall be deemed to

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have been created) as a result of the transactions contemplated by this
Agreement, and that no fiduciary relationship exists between the Lender and the Obligors and that, except as otherwise specifically provided in the Loan Documents, no express or implied duty from the Lender to the Obligors is created by virtue of this Agreement or the other Closing Documents, or any action taken by the Obligors in connection herewith.

   VII. Litigation; Claims; Etc. Each of the Obligors hereby warrants and represents to the Lender that there is no litigation or governmental proceeding pending (nor has such Obligor received notice that any such action is threatened or to be commenced) against any Obligor or the Property.

   VIII. Additional Documents. From time to time, the Obligors shall execute and deliver to the Lender such security documents, instruments, amendments, certificates and affidavits, as reasonably requested by the Lender, to effect or confirm the transactions contemplated in this Agreement and the other Closing Documents, or take such action, as reasonably requested by the Lender, to effectuate, confirm or clarify the transactions contemplated in this Agreement and the other Closing Documents.

   IX. Benefit; No Duress. By executing this Agreement below, each of the Obligors acknowledges and agrees that it/he has read and understands the contents of this Agreement and the transactions contemplated hereby, and has had an opportunity to consult with counsel of its/his choice respecting the same, and each has acted voluntarily and without duress in connection with the execution and delivery hereof and other documents delivered in connection herewith.

    X. Survival. All covenants, representations, warranties, acknowledgments and agreements (including without limitation, indemnification provisions, if any) shall survive the execution and delivery of this Agreement.

    XI. Governing Law. This Agreement has been negotiated and accepted in and shall be deemed to have been made in the Commonwealth of Massachusetts, and the validity of this Agreement and the other Loan Documents, their construction, interpretation and enforcement and the rights of the parties hereunder, shall be determined under, and governed by and construed in accordance with, the internal laws (and not the law of conflicts) of The Commonwealth of Massachusetts.

    XII. Captions; Construction; Etc. The captions in this Agreement are for convenience of reference only and shall not affect the meaning of, nor give any construction to, any of the provisions hereof. The interpretation of the provisions of this Agreement shall not be construed against any party hereto based upon the fact that such party may have drafted or caused to be

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drafted such provision. The Obligors hereby acknowledge that they have been represented by independent counsel of their own selection and, notwithstanding that counsel for the Lender has prepared the first draft of this Agreement and the other Closing Documents, the Obligors hereby agree that the same shall not be construed against the Lender in the event of any ambiguity, in that each parties' counsel extensively participated in the negotiation and codification of this Agreement and the other Closing Documents. Further, no prior draft or version of this Agreement or any other Closing Document may be used or relied upon to interpret or construe any provisions hereof or thereof.

    XIII. Time Is Of The Essence. Time shall be of the essence with respect to each and every of the various undertakings and obligations of the Obligors set forth in this Agreement.

    XIV. Entire Agreement. The Closing Documents (including all exhibits or schedules to any of them), constitute the entire agreement between the Lender and the other parties to such documents relating to or connected with the transactions contemplated hereby and thereby, and supersede any and all prior and contemporaneous discussions, correspondence and term sheets with respect to the Loan.

    XV. Severability. In case any provision (or any part of any provision) contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision (or the remaining part of the affected provision) of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent it is invalid, illegal or unenforceable.

    XVI. Notices. All notices given in connection with this Agreement shall be deemed duly given if made in the manner specified in the Mortgage, and with respect to the Guarantors, in the manner specified in the Guaranties.

    XVII. Miscellaneous. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

                     [This space intentionally left blank.]

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      EXECUTED as a Massachusetts instrument under seal as of the date first set forth above.

WITNESSES:                          BORROWER:

                                    125 WATER STREET, LLC


/s/ J. Michael Faherty              By: /s/ Patrick D. Brady
------------------------                ----------------------------------------
                                        Patrick D. Brady,
                                        hereunto duly authorized


                                    GUARANTORS:


/s/ J. Michael Faherty              /s/ Gregory P. Shlopak
------------------------            --------------------------------------------
                                    Gregory P. Shlopak, individually


/s/ J. Michael Faherty              /s/ Patrick D. Brady
------------------------            --------------------------------------------
                                    Patrick D. Brady, individually


                                    LENDER:

                                    CYRK, INC.


                                    By:
/s/ J. Michael Faherty                  /s/ Gregory P. Shlopak
------------------------                ----------------------------------------

                                       ----------------------------,
                                       hereunto duly authorized

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